EXHIBIT 99.5
                                 ------------

           Computational Materials prepared by Goldman, Sachs & Co.
             in connection with GSAA Home Equity Trust 2005-MTR1,
                  Asset-Backed Certificates, Series 2005-MTR1



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DTI table

  --------------------------------
  DTI                  Percent
  --------------------------------
  <= 0.000                 12.69
  --------------------------------
  0.001 - 10.000            0.36
  --------------------------------
  10.001 - 20.000           4.12
  --------------------------------
  20.001 - 30.000          20.47
  --------------------------------
  30.001 - 40.000          50.11
  --------------------------------
  40.001 - 50.000          12.22
  --------------------------------
  50.001 - 60.000           0.03
  --------------------------------
  Total:                     100
  --------------------------------

COLTV with Silent = 85.96
Silent Second % = 67%

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